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                                                                   EXHIBIT 11(b)

                 ROADMASTER INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND OCTOBER 1, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               NINE MONTHS ENDED
                                                                       SEPTEMBER 30,         OCTOBER 1,
                                                                            1995                 1994
                                                                            ----                 ----
 Primary:
   Weighted average common shares outstanding during period               48,946                28,148

   Common shares issuable if all warrants had been converted
      at the date of issuance                                                  -                 2,533
                                                                         -------               -------

   Average common shares outstanding for primary calculation              48,946                30,681
                                                                         =======               =======

 Fully Diluted:
   Weighted average common shares outstanding during period               48,946                28,148
   Net common shares issuable on exercise of warrants                          -                 2,533
                                                                         -------               -------

   Average common shares outstanding for fully diluted calculation        48,946                30,681
                                                                         =======               =======


 Net earnings                                                            $(9,259)              $ 4,830
                                                                         =======               =======

 Primary earnings per share:
   Net earnings                                                          $ (0.19)              $  0.16
                                                                         =======               =======

 Fully diluted earnings per share:
  Net earnings                                                           $ (0.19)              $  0.16
                                                                         =======               =======
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